Exhibit 4.2
C3.AI, INC.
AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT
THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is made and entered into as of August 15, 2019, by and among C3.AI, INC., a Delaware corporation (the “Company”) and certain holders of Preferred Stock of the Company, approved by the Company, who execute and deliver a counterpart signature page to this Agreement, such holders referred to hereinafter as the “Investors” and each individually as an “Investor,” as set forth on Exhibit A.
RECITALS
WHEREAS, certain of the Investors are purchasing shares of the Company’s Series H Preferred Stock pursuant to that certain Stock Purchase Agreement (the “Purchase Agreement”) of even date herewith (the “Financing”);
WHEREAS, the obligations in the Purchase Agreement are conditioned upon the execution and delivery of this Agreement;
WHEREAS, certain of the Investors (the “Prior Investors”) are holders of the Company’s Series A* Preferred Stock (the “Series A Stock”), Series B* Preferred Stock (the “Series B Stock”), Series B-1A* Preferred Stock (the “Series B-1A Stock”), Series B-1B* Preferred Stock (the “Series B-1B Stock”), Series C* Preferred Stock (the “Series C Stock”), the Series D Preferred Stock (the “Series D Stock”), Series E Preferred Stock (the “Series E Stock”) and the Series F Preferred Stock (the “Series F Stock”), the Series G Preferred Stock (the “Series G Stock”) and the Series H Preferred Stock (the “Series H Stock” and collectively with the Series G Stock, Series F Stock, the Series E Stock, the Series D Stock, Series C Stock, the Series B Stock, the Series A Stock, the Series B-1A Stock and the Series B-1B Stock, the “Preferred Stock”);
WHEREAS, the Prior Investors are parties to an Amended and Restated Registration Rights Agreement effective as of June 6, 2019 (the “Prior Agreement”);
WHEREAS, the parties to such Prior Agreement desire to amend and restate the Prior Agreement and to accept the rights and covenants hereof in lieu of their rights and covenants under the Prior Agreement; and
WHEREAS, in connection with the consummation of the Financing, the parties desire to enter into this Agreement in order to grant registration rights to the Investors as set forth below.
NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.   GENERAL.
1.1Definitions. As used in this Agreement the following terms shall have the following respective meanings:
(a)“BlackRock” means, collectively, Master Focus Growth LLC, Master Large Cap Focus Growth Portfolio, a series of Master Large Cap Series LLC, BlackRock Science & Technology Opportunities Portfolio a series of BlackRock Funds II, BlackRock Science and Technology Trust, BlackRock Science and Technology Trust II, BlackRock Global Funds – World Technology Fund, BlackRock Global Funds – Next Generation Technology Fund.
(b)“Convertible Securities” means Preferred Stock or other stock, options, warrants, purchase rights or other securities convertible into Common Stock of the Company.
(c)“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(d)“Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.
(e)“Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.
(f)“Holder” means any person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.9 hereof.
(g)“Initial Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.
(h)“Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.
(i)“Registrable Securities” means (i) Common Stock of the Company issuable or issued upon conversion of the Shares and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities (A) sold by a person to the public either pursuant to a registration statement or Rule 144 or (B) sold in a private transaction in which the transferor’s rights under Section 2 of this Agreement are not assigned.
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(j)“Registrable Securities then outstanding” shall be the number of shares of the Company’s Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities.
(k)“Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements not to exceed twenty-five thousand dollars ($25,000) of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).
(l)“SEC” or “Commission” means the Securities and Exchange Commission.
(m)“Securities Act” shall mean the Securities Act of 1933, as amended.
(n)“Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale.
(o)“Shares” shall mean the Preferred Stock held from time to time by the Investors and their permitted assigns.
(p)“Special Registration Statement” shall mean (i) a registration statement relating to any employee benefit plan or (ii) with respect to any corporate reorganization or transaction under Rule 145 of the Securities Act, any registration statements related to the issuance or resale of securities issued in such a transaction or (iii) a registration related to stock issued upon conversion of debt securities.
SECTION 2.   RESTRICTIONS ON TRANSFER; REGISTRATION.
2.1Restrictions on Transfer.
(a)Each Holder agrees not to make any disposition of all or any portion of the Shares or Registrable Securities unless and until:
(i)there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or
(ii)(A) The Company has consented to the proposed transfer, (B) the transferee has agreed in writing to be bound by the terms of this Agreement, (C) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (D) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will
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not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144, except in unusual circumstances. After its Initial Offering, the Company will not require any transferee pursuant to Rule 144 to be bound by the terms of this Agreement if the shares so transferred do not remain Registrable Securities hereunder following such transfer.
(b)Notwithstanding the provisions of subsection (a) above, no such restrictions shall apply to a transfer by a Holder that is (i) a partnership transferring to its partners or former partners in accordance with partnership interests, (ii) a corporation transferring to a wholly-owned subsidiary or a parent corporation that owns all of the capital stock of the Holder, (iii) a limited liability company transferring to its members or former members in accordance with their interest in the limited liability company, (iv) an individual transferring to the Holder’s family member or trust for the benefit of an individual Holder, (v) to an entity affiliated by common control (or other related entity) with such Holder or (vi) a transfer by a Holder completed in accordance with applicable law at any time following an Initial Offering; provided that in the case of (i) – (v) above the transferee will agree in writing to be subject to the terms of this Agreement to the same extent as if he were an original Holder hereunder.
(c)Each certificate representing Shares or Registrable Securities shall be stamped or otherwise imprinted with legends substantially similar to the following (in addition to any legend required under applicable state securities laws):
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.
THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN REGISTRATION RIGHTS AGREEMENT BY AND BETWEEN THE STOCKHOLDER AND THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.
(d)The Company shall be obligated to reissue promptly unlegended certificates at the request of any Holder thereof if the Company has completed its Initial Offering and the Holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be
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disposed of may lawfully be so disposed of without registration, qualification and legend, provided that the second legend listed above shall be removed only at such time as the Holder of such certificate is no longer subject to any restrictions hereunder.
(e)Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.
2.2Demand Registration.
(a)Subject to the conditions of this Section 2.2, if the Company shall receive a written request from the Holders of a majority of the Registrable Securities (the “Initiating Holders”) that the Company file a registration statement under the Securities Act covering the registration of at least a majority of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $10,000,000 (a “Demand Offering”)), then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.2, effect, as expeditiously as reasonably possible, the registration under the Securities Act of all Registrable Securities that all Holders request to be registered.
(b)If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 or any request pursuant to Section 2.4 and the Company shall include such information in the written notice referred to in Section 2.2(a) or Section 2.4(a), as applicable. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities held by all Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 2.2 or Section 2.4, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). In no event shall any Registrable Securities be excluded from such underwriting unless all other securities are first excluded. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.
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(c)The Company shall not be required to effect a registration pursuant to this Section 2.2:
(i)prior to the expiration of the restrictions on transfer set forth in Section 2.10 following the Initial Offering;
(ii)after the Company has effected two (2) registrations pursuant to this Section 2.2, and such registrations have been declared or ordered effective;
(iii)during the period starting with the date of filing of, and ending on the date one hundred eighty (180) days following the effective date of the registration statement pertaining to a public offering, other than pursuant to a Special Registration Statement (or such longer period as may be determined by Section 2.10 hereof); provided that the Company makes reasonable good faith efforts to cause such registration statement to become effective;
(iv)if within thirty (30) days of receipt of a written request from Initiating Holders pursuant to Section 2.2(a), the Company gives notice to the Holders of the Company’s intention to file a registration statement for a public offering, other than pursuant to a Special Registration Statement within ninety (90) days;
(v)if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.2 a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than twice in any twelve (12) month period;
(vi)if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.4 below; or
(vii)in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.
2.3Piggyback Registrations. The Company shall notify all Holders of Registrable Securities in writing at least fifteen (15) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding Special Registration Statements) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. Such
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notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.
(a)Underwriting. If the registration statement of which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to include Registrable Securities in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the Company determines in good faith, based on consultation with the underwriter, that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; and third, to any stockholder of the Company (other than a Holder) on a pro rata basis. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, or (ii) the number of Registrable Securities included in the offering be reduced below thirty percent (30%) of the total number of securities included in such offering, unless such offering is an Initial Offering, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership, limited liability company or corporation, the partners, retired partners, members, retired members and stockholders of such Holder, or the estates and family members of any such partners, retired partners, members and retired members and any trusts for the benefit of any of the foregoing person shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.
(b)Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5 hereof.
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2.4Form S-3 Registration. In case the Company shall receive from any Holder or Holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:
(a)promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and
(b)as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:
(i)if Form S-3 is not available for such offering by the Holders;
(ii)if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than one million dollars ($1,000,000);
(iii)if within thirty (30) days of receipt of a written request from any Holder or Holders pursuant to this Section 2.4, the Company gives notice to such Holder or Holders of the Company’s intention to make a public offering within ninety (90) days, other than pursuant to a Special Registration Statement;
(iv)if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than one hundred twenty (120) days after receipt of the request of the Holder or Holders under this Section 2.4; provided, that such right to delay a request shall be exercised by the Company not more than twice in any twelve (12) month period; or
(v)in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.
(c)Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the requests of the Holders. Registrations effected pursuant to
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this Section 2.4 shall not be counted as demands for registration or registrations effected pursuant to Section 2.2.
2.5Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.2, 2.3 or 2.4 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2 or 2.4, the request of which has been subsequently withdrawn by the Initiating Holders unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request or (b) the Holders of a majority of Registrable Securities agree to deem such registration to have been effected as of the date of such withdrawal for purposes of determining whether the Company shall be obligated pursuant to Section 2.2(c) or 2.4(b)(v), as applicable, to undertake any subsequent registration, in which event such right shall be forfeited by all Holders. If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then such registration shall not be deemed to have been effected for purposes of determining whether the Company shall be obligated pursuant to Section 2.2(c) or 2.4(b)(v), as applicable, to undertake any subsequent registration.
2.6Obligations of the Company. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:
(a)prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to thirty (30) days or, if earlier, until the Holder or Holders have completed the distribution related thereto; provided, however, that at any time, upon written notice to the participating Holders and for a period not to exceed sixty (60) days thereafter (the “Suspension Period”), the Company may delay the filing or effectiveness of any registration statement or suspend the use or effectiveness of any registration statement (and the Initiating Holders hereby agree not to offer or sell any Registrable Securities pursuant to such registration statement during the Suspension Period) if the Company reasonably believes that there is or may be in existence material nonpublic information or events involving the Company, the failure of which to be disclosed in the prospectus included in the registration statement could result in a Violation (as defined below). In the event that the Company shall exercise its right to delay or suspend the filing or effectiveness of a registration hereunder, the applicable time period during which the registration statement is to remain effective shall be extended by a period of time equal to the duration of the Suspension Period. The Company may extend the Suspension Period for an additional consecutive sixty (60) days with the consent of the holders of a majority of the Registrable Securities registered under the
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applicable registration statement, which consent shall not be unreasonably withheld. If so directed by the Company, all Holders registering shares under such registration statement shall (i) not offer to sell any Registrable Securities pursuant to the registration statement during the period in which the delay or suspension is in effect after receiving notice of such delay or suspension; and (ii) use their best efforts to deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holders’ possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. Notwithstanding the foregoing, the Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement other than a registration statement on Form S-3 that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.
(b)Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above.
(c)Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.
(d)Use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.
(e)In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.
(f)Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will use reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.
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(g)Use its reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.
2.7Delay of Registration; Furnishing Information.
(a)No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.
(b)It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2, 2.3 or 2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.
(c)The Company shall have no obligation with respect to any registration requested pursuant to Section 2.2 or Section 2.4 if the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in Section 2.2 or Section 2.4, whichever is applicable.
2.8Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:
(a)To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities
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law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, member, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, member, officer, director, underwriter or controlling person.
(b)To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any of the following statements: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act (collectively, a “Holder Violation”), in each case to the extent (and only to the extent) that such Holder Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Holder Violation; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.8 exceed the net proceeds from the offering received by such Holder.
(c)Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action), such
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indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses thereof to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8 to the extent, and only to the extent, prejudicial to its ability to defend such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.
(d)If the indemnification provided for in this Section 2.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) or Holder Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.
(e)The obligations of the Company and Holders under this Section 2.8 shall survive completion of any offering of Registrable Securities in a registration statement and, with respect to liability arising from an offering to which this Section 2.8 would apply that is covered by a registration filed before termination of this Agreement, such termination. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.
2.9Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities (for so long as such shares remain Registrable Securities) that (a) is a subsidiary, parent, general partner, limited partner, retired partner, member or retired
13.

member of a Holder that is a corporation, partnership or limited liability company, (b) is a Holder’s family member or trust for the benefit of an individual Holder, or (c) acquires at least two million (2,000,000) shares of Registrable Securities (as adjusted for stock splits and combinations); or (d) is an entity affiliated by common control (or other related entity) with such Holder; provided, however, (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.
2.10“Market Stand-Off” Agreement. Each Holder hereby agrees that such Holder shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by such Holder at the time of the Initial Offering (other than those included in the registration) for a period specified by the representative of the underwriters of the Company (or its successor) not to exceed one hundred eighty (180) days (or such longer period, not to exceed 34 days after the expiration of the 180-day period, as the underwriters or the Company shall request in order to facilitate compliance with FINRA Rule 2241 or any successor or similar rule or regulation) following the date of the final prospectus relating to the registration by the Company of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement on Form S-1. The foregoing provisions of this Section 2.10 shall apply only to the Initial Offering, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall be applicable to the Holders only if all officers and directors are subject to the same restrictions and the Company obtains a similar agreement from all stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock). Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the managing underwriters which are consistent with the foregoing or which are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to BlackRock, TPG Growth III Cadia, L.P. and its affiliates and Baker Hughes, a GE Company, LLC, based on the number of shares subject to such agreements. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to a Holder’s securities until the end of such period. The underwriters of the Company’s securities are intended third party beneficiaries of this Section 2.10 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.
2.11Agreement to Furnish Information. Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter that are consistent with the Holder’s obligations under Section 2.10 or that are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations
14.

described in Section 2.10 and this Section 2.11 shall not apply to a Special Registration Statement. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the restrictions in Section 2.10 until the end of the period described therein. Each Holder agrees that any transferee of any shares of Registrable Securities shall be bound by Sections 2.10 and 2.11. The underwriters of the Company’s stock are intended third party beneficiaries of Sections 2.10 and 2.11 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.
2.12Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:
(a)Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;
(b)File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and
(c)So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company filed with the Commission; and such other reports and documents as a Holder may reasonably request in connection with availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.
2.13Confidentiality. Each Investor agrees to use the same degree of care as such Investor uses to protect its own confidential information to keep confidential any information furnished to such Investor that the Company identifies as being confidential or proprietary (so long as such information is not in the public domain), except that such Investor may disclose such proprietary or confidential information (i) to any Affiliate (as defined below), partner, subsidiary or parent of such Investor as long as such partner, subsidiary or parent is advised of and agrees or has agreed to be bound by the confidentiality provisions of this Section 2.13 or comparable restrictions; (ii) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (iii) at such time as it enters the public domain through no fault of such Investor; (iv) that is communicated to it free of any obligation of confidentiality; (v) that is developed by Investor or its agents independently of and without reference to any confidential information communicated by the Company; or (vi) as required by applicable law. Notwithstanding the foregoing, with respect to any Investor that is an investment company registered under the U.S. Investment Company Act of 1940, such Investor may identify the Company, the value (and valuation methodology) of such Investor’s holdings in the Company and other applicable information in accordance with its investment reporting practices. For purposes of this Agreement, “Affiliate” means, with respect to any individual, corporation, partnership, trust,
15.

limited liability company, association or other entity (each, a “Person”), any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer, director or trustee of such Person, any venture capital fund or registered investment company now or hereafter existing that is controlled by one or more general partners, managing members or investment adviser of, or shares the same management company or investment adviser with, such Person, or any funds or accounts managed, advised or sub-advised by the investment manager, adviser or sub-adviser of such Person or an affiliate of such investment manager, adviser or sub-adviser.
2.14Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Section 2.2, Section 2.3, or Section 2.4 hereof shall terminate upon the earlier of: (i) the date three (3) years following an initial public offering that results in the conversion of all outstanding shares of Preferred Stock; (ii) such time as such Holder holds less than one percent (1%) of the Company’s outstanding Class A Common Stock (treating all shares of Preferred Stock on an as converted basis), or (iii) the date, after the closing of the Company’s first registered public offering, on which all Registrable Securities of the Company issuable or issued upon conversion of the Shares held by and issuable to such Holder (and its affiliates) may be sold pursuant to Rule 144 during any ninety (90) day period. Upon such termination, such shares shall cease to be “Registrable Securities” hereunder for all purposes.
SECTION 3.   MISCELLANEOUS.
3.1Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware in all respects as such laws are applied to agreements among Delaware residents entered into and to be performed entirely within Delaware, without reference to conflicts of laws or principles thereof. The parties agree that any action brought by either party under or in relation to this Agreement, including without limitation to interpret or enforce any provision of this Agreement, shall be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of, any state or federal court located in the County where the Company’s principal office is located.
3.2Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors, and administrators and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.
3.3Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein. Each party expressly
16.

represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.
3.4Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.
3.5Amendment and Waiver.
(a)Except as otherwise expressly provided, this Agreement may be amended or modified, and the obligations of the Company and the rights of the Holders under this Agreement may be waived, only upon the written consent of the Company and the Investors holding at least a majority of the voting power of all then outstanding shares of capital stock held by such Investors. Notwithstanding the foregoing, (i) this Agreement may not be amended or modified and the observance of any term hereunder may not be waived in a manner that materially adversely affects the powers, rights, preferences or privileges of the holders of the Series D Preferred Stock hereunder without the written consent of the holders of a majority of the outstanding Series D Preferred Stock, provided that the creation of any new series of Preferred Stock and the addition of any Investors shall not be deemed to have an adverse effect, (ii) this Agreement may not be amended or modified and the observance of any term hereunder may not be waived in a manner that materially adversely affects the powers, rights, preferences or privileges of the holders of the Series F Preferred Stock hereunder without the written consent of the holders of a majority of the outstanding Series F Preferred Stock, provided that the creation of any new series of Preferred Stock and the addition of any Investors shall not be deemed to have an adverse effect, (iii) this Agreement may not be amended or modified and the observance of any term hereunder may not be waived in a manner that materially adversely affects the powers, rights, preferences or privileges of the holders of the Series G Preferred Stock hereunder without the written consent of the holders of at least sixty-eight percent (68%) of the outstanding Series G Preferred Stock, provided that the creation of any new series of Preferred Stock and the addition of any Investors shall not be deemed to have an adverse effect and (iv) this Agreement may not be amended or modified and the observance of any term hereunder may not be waived in a manner that materially adversely affects the powers, rights, preferences or privileges of the holders of the Series H Preferred Stock hereunder without the written consent of the holders of a majority of the outstanding Series H Preferred Stock, provided that the creation of any new series of Preferred Stock and the addition of any Investors shall not, in and of itself, be deemed to have an adverse effect.
(b)For the purposes of determining the number of Holders or Investors entitled to vote or exercise any rights hereunder, the Company shall be entitled to rely solely on the list of record holders of its stock as maintained by or on behalf of the Company.
3.6Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power, or remedy, nor shall it be
17.

construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any party’s part of any breach, default or noncompliance under the Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.
3.7Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.
3.8Attorneys’ Fees. In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.
3.9Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.
3.10Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company shall issue additional shares of its Preferred Stock, any purchaser, approved by the Company, of such shares of Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an “Investor,” a “Holder” and a party hereunder. Additionally, if the Company shall issue any Convertible Securities (i) pursuant to any equipment loan or leasing arrangements, real property leasing arrangement or debt financing from a bank or similar financial institution, (ii) to third-party service providers in exchange for or as partial consideration for services rendered to the Company or (iii) in connection with strategic transactions involving the Company or other entities, including (A) joint ventures, manufacturing, marketing, or distribution arrangements or (B) technology transfer or development arrangements, the recipient of such Convertible Securities may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an “Investor,” a “Holder” and a party hereunder.
3.11Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.
3.12Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities or persons or persons or entities under common management or control shall be
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aggregated together for the purpose of determining the availability of any rights under this Agreement.
3.13Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.
3.14Termination. This Agreement shall terminate and be of no further force or effect upon the earlier of (a) an Acquisition (as defined in the Company’s Certificate of Incorporation); or (b) the date three (3) years following the closing of an initial public offering that results in the conversion of all outstanding shares of Preferred Stock.
[THIS SPACE INTENTIONALLY LEFT BLANK]
19.

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:

C3.ai, Inc.

By:	/s/ Thomas M. Siebel
Thomas M. Siebel,
Chief Executive Officer
SIGNATURE PAGE TO THE AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

Thomas M. Siebel
/s/ Thomas M. Siebel

The Siebel Living Trust u/a/d 7/27/93, as amended
/s/ Thomas M. Siebel
By: Thomas M. Siebel, Trustee of The Siebel Living Trust u/a/d 7/27/93, as amended

Siebel Asset Management, L.P.
/s/ Thomas M. Siebel
By: Thomas M. Siebel, Trustee of The Siebel Living Trust u/a/d 7/27/93, as amended
Its: General Partner

Siebel Asset Management III, L.P.
/s/ Thomas M. Siebel
By: Thomas M. Siebel, Trustee of The Siebel Living Trust u/a/d 7/27/93, as amended
Its: General Partner

The Siebel 2011 Irrevocable Children’s Trust
/s/ Thomas M. Siebel
By: Thomas M. Siebel, Co-Trustee

First Virtual Holdings, LLC
/s/ Thomas M. Siebel
By: Thomas M. Siebel, Chairman
SIGNATURE PAGE TO THE AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

The Siebel 2012 Annuity Trust I u/a/d 9/18/2012
/s/ Thomas M. Siebel
By: Thomas M. Siebel, Trustee of The Siebel 2012 Annuity Trust I u/a/d 9/18/2012

The Siebel 2012 Annuity Trust II u/a/d 9/18/2012
/s/ Thomas M. Siebel
By: Thomas M. Siebel, Trustee of The Siebel 2012 Annuity Trust II u/a/d 9/18/2012

The Siebel 2013 Annuity Trust I u/a/d 10/08/2013
/s/ Thomas M. Siebel
By: Thomas M. Siebel, Trustee of The Siebel 2013 Annuity Trust I u/a/d 10/08/2013

The Siebel 2013 Annuity Trust II u/a/d 10/08/2013
/s/ Thomas M. Siebel
By: Thomas M. Siebel, Trustee of The Siebel 2013 Annuity Trust II u/a/d 10/08/2013

SIGNATURE PAGE TO THE AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

The Siebel 2014 Annuity Trust I u/a/d 10/22/2014
/s/ Thomas M. Siebel
By: Thomas M. Siebel, Trustee of The Siebel 2014 Annuity Trust I u/a/d 10/22/2014

The Siebel 2014 Annuity Trust II u/a/d 10/22/2014
/s/ Thomas M. Siebel
By: Thomas M. Siebel, Trustee of The Siebel 2014 Annuity Trust II u/a/d 10/22/2014

The Siebel 2017 Annuity Trust I u/a/d 11/28/2017
/s/ Thomas M. Siebel
By: Thomas M. Siebel, Trustee of The Siebel 2017 Annuity Trust I u/a/d 11/28/2017

The Siebel 2017 Annuity Trust II u/a/d 11/28/2017
/s/ Thomas M. Siebel
By: Thomas M. Siebel, Trustee of The Siebel 2017 Annuity Trust II u/a/d 11/28/2017

The Siebel 2018 Annuity Trust I u/a/d 12/13/2018
/s/ Thomas M. Siebel
By: Thomas M. Siebel, Trustee of The Siebel 2018 Annuity Trust I u/a/d 12/13/2018

The Siebel 2018 Annuity Trust II u/a/d 12/18/2018
/s/ Thomas M. Siebel
By: Thomas M. Siebel, Trustee of The Siebel 2018 Annuity Trust II u/a/d 12/18/2018
SIGNATURE PAGE TO THE AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

Taylor Michelle Siebel Irrevocable Trust, dated July 27, 1993, as amended
/s/ Audrey K. Scott
By: Audrey K. Scott, Trustee of the Taylor Michelle Siebel Irrevocable Trust, dated July 27, 1993, as amended

Arthur Riley Siebel Irrevocable Trust, dated July 27, 1993, as amended
/s/ Audrey K. Scott
By: Audrey K. Scott, Trustee of the Arthur Riley Siebel Irrevocable Trust, dated July 27, 1993, as amended

Casey Austin Siebel Irrevocable Trust, dated July 27, 1993, as amended
/s/ Audrey K. Scott
By: Audrey K. Scott, Trustee of the Casey Austin Siebel Irrevocable Trust, dated July 27, 1993, as amended

Hunter Rose Siebel Irrevocable Trust, dated December 22, 1998, as amended
/s/ Audrey K. Scott
By: Audrey K. Scott, Trustee of the Hunter Rose Siebel Irrevocable Trust, dated December 22, 1998, as amended
SIGNATURE PAGE TO THE AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

MASTER FOCUS GROWTH LLC

By: BlackRock Advisors, LLC, its Adviser

By:	/s/ Lawrence G. Kemp
	Name:	Lawrence G. Kemp
	Title:	Managing Director

MASTER LARGE CAP FOCUS GROWTH PORTFOLIO, A SERIES OF MASTER LARGE CAP SERIES LLC

By: BlackRock Advisors, LLC, its Adviser

By:	/s/ Lawrence G. Kemp
	Name:	Lawrence G. Kemp
	Title:	Managing Director
SIGNATURE PAGE TO THE AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

BLACKROCK SCIENCE & TECHNOLOGY OPPORTUNITIES PORTFOLIO A SERIES OF BLACKROCK FUNDS II

By: BlackRock Advisors, LLC, its Investment Adviser

By:	/s/ Tony Kim
	Name:	Tony Kim
	Title:	Managing Director

BLACKROCK SCIENCE AND TECHNOLOGY TRUST

By: BlackRock Advisors, LLC, its Investment Adviser

By:	/s/ Tony Kim
	Name:	Tony Kim
	Title:	Managing Director
SIGNATURE PAGE TO THE AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

BLACKROCK SCIENCE AND TECHNOLOGY TRUST II

By: BlackRock Advisors, LLC, its Investment Adviser

By:	/s/ Tony Kim
	Name:	Tony Kim
	Title:	Managing Director

BLACKROCK GLOBAL FUNDS – WORLD TECHNOLOGY FUND

By: BlackRock Investment Management LLC, its Investment Adviser

By:	/s/ Tony Kim
	Name:	Tony Kim
	Title:	Managing Director

BLACKROCK GLOBAL FUNDS – NEXT GENERATION TECHNOLOGY FUND

By: BlackRock Investment Management LLC, its Investment Adviser

By:	/s/ Tony Kim
	Name:	Tony Kim
	Title:	Managing Director
SIGNATURE PAGE TO THE AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

EXHIBIT A
INVESTORS

Abbo 2012 Children's Trust
Arthur Riley Siebel Irrevocable Trust, dated July 27 1993, as amended
Big Hen Group I, LLC
Casey Austin Siebel Irrevocable Trust dated July 27, 1993 as amended
Edward Y. Abbo and Alison C. Abbo 2001 Family Trust
EFW-c3 SPV, L.P.
First Virtual Holdings, LLC
Hunter Rose Siebel Irrevocable Trust, dated December 22, 1998, as amended
Interwest Partners X, LP
McCaffery Family Trust as amended 12/18/00
Patricia A. House
R. David Sandra L. Schmaier, Community Property
Thomas M. Siebel
The Siebel Living Trust
Siebel Asset Management, L.P.
Siebel Asset Management III, L.P.
Stephen M. Ward, Jr.

Taylor Michelle Siebel Irrevocable Trust, dated July 27, 1993, as amended
The Siebel 2011 Irrevocable Children’s Trust
The Siebel 2012 Annuity Trust II u/a/d 9/18/2012
The Siebel 2012 Annuity Trust I u/a/d 9/18/2012
The Siebel 2013 Annuity Trust II u/a/d 10/8/2013
The Siebel 2013 Annuity Trust I u/a/d 10/8/2013
The Siebel 2014 Annuity Trust I u/a/d 10/22/2014
The Siebel 2014 Annuity Trust II u/a/d 10/22/2014
The Siebel 2017 Annuity Trust I u/a/d 11/28/2017
The Siebel 2017 Annuity Trust II u/a/d 11/28/2017
The Siebel 2018 Annuity Trust I u/a/d 12/13/18
The Siebel 2018 Annuity Trust II u/a/d 12/18/18
The Siebel Living Trust u/a/d 7/27/1993
TPG Growth III Cadia, L.P.
The Rise Fund Cadia, L.P.
TPG Tech Adjacencies Cadia, L.P.
Sutter Hill Ventures, A California Limited Partnership
Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO David E. Sweet (Rollover)
Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Diane J. Naar

Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Patricia Tom (Pre)
Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Robert Yin
Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Tench Coxe
Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO William H. Younger, Jr.
RoseTime Partners, L.P.
The Gaither Revocable Trust U/A/D 9/28/2000
Speiser Trust Agreement Dated 7/19/06
Jeffrey W. and Christina R. Bird Trust U/A/D 10/31/2000
Rooster Partners, L.P.
Tallack Partners, L.P.
Gregory P. and Sarah J.D. Sands Trust Agreement
TOW Partners, a California Limited Partnership
The Coxe Revocable Trust U/A/D 4/23/98
The William H. Younger, Jr. Revocable Trust U/A/D 8/5/2009
Sheehan 2003 Trust
The Baker Revocable Trust U/A/D 2/3/03
James N. White and Patricia A. O’Brien, as Trustees of The White Revocable Trust U/A/D 4/3/97
Saunders Holdings, L.P.

The Younger 2006 Irrevocable Children’s Trust
The Anderson Living Trust U/A/D 1/22/98
Anvest, L.P.
Samuel J. Pullara III and Lucia Choi Pullara, Co-Trustees of the Pullara Revocable Trust U/A/D 8/21/2013
Stefan A. Dyckerhoff and Wendy G. Dyckerhoff-Janssen, or their successor(s) as Trustees under the Dyckerhoff 2001 Revocable Trust Agreement Dated August 30, 2001
David and Robin Sweet Living Trust Dated 7/6/04
David E. Sweet, Custodian FBO Brian T. White Under CUTMA (Until Age 21)
David E. Sweet, Custodian FBO Brigid S. White Under CUTMA (Until Age 21)
David E. Sweet, Custodian FBO William O. White Under CUTMA (Until Age 21)
Douglas T. Mohr and Beth Z. Mohr, Co- Trustees of The Mohr Family Trust U/A/D 2/17/15
Patrick and Ying Chen 2001 Living Trust Dated 3/17/01
Breyer Capital L.L.C.
Wildcat Technology Partners 2015, L.P.
The Kevin and Melinda Johnson Living Trust
John B. Quinn
Michael Carlinsky
Joseph Milowic III

Nokia Growth Partners IV, L.P.
Arizona Science and Technology Enterprises, LLC
Douglas D. Jordan 2011 Revocable Trust
Francis Revocable Trust
Frank (Pete) Higgins
H.A. Acheson Trust FBO Michael Acheson UTA 5-7-73
Harper Family Revocable Trust DTD 12/05/1998
James S. Sandler Revocable Trust u/a 4/29/99
Jazem I Family Partners, LP
Jordan/Delaney Family Trust
Julie A. Wrigley 1999 Revocable Trust
RAMI Partners, LLC (Rob and Melani Walton)
Samuel B. Jordan 2011 Revocable Trust
Tarpon, LLC
TomKat Foundation (Tom Steyer)
Tooker Family Trust DTD 9/13/82
The Hilary Perkins Trust DTD 11/04/2014
A. George Battle 2011 Separate Property Trust DTD 10/08/2012
Charles H. Finnie
Scott Jacobs
Cain Family Trust

Acrux Partners, LP
Yovest, L.P.
NestEgg Holdings, LP
Baker Hughes, a GE company, LLC
Master Focus Growth LLC
Master Large Cap Focus Growth Portfolio, a series of Master Large Cap Series LLC
BlackRock Science & Technology Opportunities Portfolio a series of BlackRock Funds II
BlackRock Science and Technology Trust
BlackRock Science and Technology Trust II
BlackRock Global Funds – World Technology Fund
BlackRock Global Funds – Next Generation Technology Fund
BlackRock Global Funds – Global Allocation Fund
BlackRock Global Funds – Global Dynamic Equity Fund
BlackRock Global Allocation Collective Fund
BlackRock Global Allocation Fund (Australia)
BlackRock Global Allocation Fund, Inc.
BlackRock Global Allocation Portfolio of BlackRock Series Fund, Inc.
BlackRock Global Allocation V.I. Fund of BlackRock Variable Series Funds, Inc.
MassMutual Select BlackRock Global Allocation Fund